UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2007

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement

On May 24, 2007, Red Robin International, Inc. (“RRI”), a wholly owned subsidiary of Red Robin Gourmet Burgers, Inc. entered into an Asset Purchase Agreement (the “Agreement”) with Top Robin Ventures, Inc. and Morite of California (collectively, the “Sellers”), for the acquisition of eighteen franchised Red Robin® restaurants (seventeen existing restaurants and one currently under construction) in the state of California.

Subject to the fulfillment of customary conditions precedent, RRI expects to close on the initial acquisition of seventeen of the eighteen restaurants on or about June 17, 2007, and to operate the remaining location under a management agreement to be executed on the closing date.  RRI expects to close on the remaining restaurant assuming finalization of an extension of the current lease on acceptable terms with the landlord of the property.

The purchase price for the acquisition is $47.5 million, subject to certain working capital adjustments.  Of this amount, approximately $46.5 million will be paid to the Sellers at the first closing, with an additional $1.0 million paid into escrow as security for the Sellers’ indemnification obligations.  The Agreement provides for up to an additional $3.0 million purchase price earn-out to be paid to the Sellers assuming the acquired restaurants achieve certain 2007 sales targets.  Because first quarter target sales for the acquired restaurants have already been achieved, approximately $1 million of this earn-out will be paid at closing.  Remaining earn-out amounts will be paid in quarterly installments based on the level of sales through the rest of the year.  The purchase price will be paid in cash, funded through borrowings under RRI’s credit facility.

Forward-Looking Statements

The discussion in this Current Report on Form 8-K includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by the use of terms and phrases such as “expects,” “subject to,” “assuming,” “will be” or similar terms.  All forward-looking statements included in this report are based on information available to the Company on the date hereof.  Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: RRI’s ability to successfully complete the acquisition; the ability to successfully integrate the acquired restaurants; the achievement of sales targets by the acquired restaurants relative to the purchase price earn-out; changes in availability of capital or credit facility borrowings, including the Company’s ability to close its amended credit facility; the ability to negotiate favorable lease terms for the eighteenth restaurant; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 30, 2007

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Vice President and Chief Legal Officer